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[Graphic  IMPAX
Omitted:  LABORATORIES, INC.
 Logo]

COMPANY CONTACTS:                      INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.               Lippert/Heilshorn & Associates, Inc.
------------------------               ------------------------------------
Barry R. Edwards, CEO                  Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360               (212) 838-3777
Larry Hsu, Ph.D. President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111               (310) 691-7100
Cornel C. Spiegler, CFO                www.lhai.com
(215) 289-2220 Ext. 1706               ------------
www.impaxlabs.com
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              IMPAX ANNOUNCES BIOVAIL'S LAWSUIT RELATED TO GENERIC
                           VERSIONS OF WELLBUTRIN XL

HAYWARD, CALIF. (MARCH 9, 2005) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) today announced that Biovail Laboratories Inc., a subsidiary of Biovail Corporation (NYSE: BVF; TSX: BVF), has filed a lawsuit against the Company in the United States District Court, Eastern District of Pennsylvania (Philadelphia), alleging patent infringement related to IMPAX's filing for a generic version of Wellbutrin XL(R). IMPAX has submitted its filing with the U.S. Food and Drug Administration (FDA) under Paragraph IV of the Hatch-Waxman Amendments, stating that it believes its generic versions of Wellbutrin XL 150 and 300 mg tablets do not infringe Biovail's listed patents or that the listed patents are invalid or unenforceable.

GlaxoSmithKline markets Wellbutrin XL and for the treatment of depression. According to NDCHealth, U.S. sales of Wellbutrin XL tablets were approximately $1 billion in the 12 months ended December 31, 2004

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied



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by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.


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